UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2016

ANTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 6, 2016, Anthera Pharmaceuticals, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with certain purchasers pursuant to which, under the first tranche payment, the Company agreed to issue 17,000 Series X Units, consisting of 17,000 shares of Series X Convertible Preferred Stock (the “Series X Preferred Stock”) and warrants to purchase the number of common stock equal to 25% of the Series X Preferred Stock (the “Warrants”) with an exercise price equal to the conversion price of the Series X Preferred Stock, plus a 20% premium (the “Warrant Exercise Price”).  The conversion price for the Series X Preferred Stock (the “Conversion Price”) was to be determined by calculating the five-day volume-weighted average price (“VWAP”) of the Company’s common stock over the five full trading days following the date of the Company’s initial public announcement of topline and/or efficacy data from the ongoing Chablis-SC1 study (the “Public Announcement”).

Following the Public Announcement, the Conversion Price was determined to be $1.9692 and the Warrant Exercise Price to be $2.36304.  Pursuant to the terms of the Subscription Agreement, the Series X Preferred Stock is therefore convertible into 8,632,947 shares of common stock and the Warrants are exercisable for 1,798,528 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2016	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu
Senior Vice President, Finance and Administration